                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant             [X]
Filed by a Party other than the Registrant        [ ]

Check the appropriate box:
     [ ]     Preliminary Proxy Statement
     [ ]     Confidential, For Use of the Commission Only (as permitted by
             Rule 14a-6(e) (2))
     [ ]     Definitive Proxy Statement
     [ ]     Definitive Additional Materials
     [X]     Soliciting Material under Rule 14a-12

                      HISPANIC BROADCASTING CORPORATION
               (Name of Registrant as specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]     No fee required.
     [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.

             (1) Title of each class of securities to which transaction applies:_________________
             (2) Aggregate number of securities tow which transaction applies:_________________
             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ______________________________________________________________
             (4)  Proposed maximum aggregate value of transaction:

                  ___________________________________
             (5)  Total fee paid:

                  ___________________________________

     [ ]     Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount Previously Paid:_______________________________________

             (2)  Form, Schedule or Registration Statement No.:

                  _____________________________________________

             (3)  Filing Party:

                  ______________________________________________________________

             (4)  Date Filed:

                  ______________________________________________________________

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                                      Filed by Hispanic Broadcasting Corporation
                                                   pursuant to Rule 14a-12 under
                                             the Securities Exchange Act of 1934
                             Subject Company:  Hispanic Broadcasting Corporation
                                                    Commission File No.: 0-24516

     Set forth below is the text of a joint press release issued by Hispanic Broadcasting Corporation ("HBC") and Univision Communications Inc. ("Univision") on June 12, 2002.

[Univision Logo]                        [Hispanic Broadcasting Corporation Logo]

FOR IMMEDIATE RELEASE


     UNIVISION TO COMBINE WITH HISPANIC BROADCASTING CORPORATION, NATION'S
      LEADING SPANISH-LANGUAGE RADIO COMPANY, IN $3.5 BILLION STOCK MERGER

       COMBINED COMPANY WILL OWN 50 TELEVISION AND 55 RADIO STATIONS IN
                             TOP HISPANIC MARKETS

        WILL ADD #1 SPANISH-LANGUAGE RADIO BROADCASTER TO #1 SPANISH-
                             LANGUAGE TV NETWORK,
            #1 SPANISH-LANGUAGE CABLE NETWORK, #1 SPANISH-LANGUAGE
                              TV STATION GROUP,
            #1 SPANISH-LANGUAGE ONLINE PORTAL AND #1 LATIN RECORD
                              LABEL IN THE U.S.
            ______________________________________________________

       LOS ANGELES AND DALLAS, JUNE 12, 2002 - Univision Communications Inc. (NYSE: UVN), the leading Spanish-language media company in the United States, and Hispanic Broadcasting Corporation (NYSE: HSP), the nation's leading Spanish-language radio broadcasting company, today announced they have entered into a definitive merger agreement under which Univision will acquire Hispanic Broadcasting in an all-stock transaction currently valued at approximately $3.5 billion. The total enterprise value of the transaction is also $3.5 billion since Hispanic Broadcasting has essentially no debt.

       Under the agreement, each share of Hispanic Broadcasting common stock will be exchanged for a fixed 0.85 shares of Univision Class A common stock, representing a premium of approximately 26% to Hispanic Broadcasting's 30-day average share price. Univision shareholders will have approximately 73.5% and Hispanic Broadcasting shareholders 26.5% of the combined company's fully-diluted economic ownership. The transaction is expected to be tax-free to the shareholders of both companies.

       The combination brings together the two leading Spanish-language media companies to create the premier broadcasting, marketing and entertainment company serving the nation's 35 million Hispanics - the fastest-growing segment of the U.S. population. By adding the leading Spanish-language radio broadcaster with 55 stations serving the largest Hispanic markets to Univision -- which already owns the leading U.S. Spanish-language television broadcast and cable networks, television station group, record labels and online portal -- the combined company will have a unique ability to cross-promote its television networks, television and radio stations, programming and artists. In addition, the combination will provide national and local advertisers unprecedented opportunities to efficiently sell products and services to Hispanics through multiple media platforms.

       Based on both companies' latest public guidance, Univision will have estimated combined pro forma 2002 net revenues, before potential synergies, of approximately $1.39 billion to $1.44 billion and 2002 EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $433 million to $469 million. Before potential synergies, the transaction is expected to be accretive to free cash flow per share in the first full year immediately following the close and beyond.

                                    (more)

"This transaction, which further expands Univision as the preeminent U.S. Hispanic media company, represents a tremendous opportunity for shareholders, advertisers and the many talented employees of both companies," said A. Jerrold Perenchio, Chairman, President and Chief Executive Officer of Univision. "Spanish-language radio is rapidly growing with attractive free cash flow and operating leverage. Univision's entrance into this business will provide us with revenue enhancement and earnings diversification as well as significant growth opportunities through coordinated sales and promotional efforts. In addition, Hispanic Broadcasting has essentially no debt, which will strengthen Univision's balance sheet. By increasing our penetration in the top U.S. Hispanic markets with Hispanic Broadcasting's assets - which include more than half of the 25 top Spanish-language radio stations as well as the Netmio.com network of Hispanic community-focused bilingual websites -- we are well positioned to further increase our Univision and Galavision television ratings as well as our Univision.com penetration while accelerating the growth of our newly launched TeleFutura Television Network and Univision Music Group through enhanced promotional opportunities."

"We are thrilled to be part of creating the unquestioned leader in Hispanic media in the U.S. through this strategic and logical transaction," said McHenry T. Tichenor, Jr., Chairman, President and Chief Executive Officer of Hispanic Broadcasting. "Univision has a tremendous track record of success, and we believe that its powerful platform will create new opportunities for our employees and advertisers. Spanish-language media is still in the early stage of its growth in the U.S., and by combining with Univision, we will create a unique, multi-faceted company ideally positioned to take advantage of the vast opportunities that lie ahead to better serve our listeners and communities and well as those seeking to market to the U.S. Hispanic audience."

Upon completion of the transaction, Hispanic Broadcasting Corporation will become a wholly owned subsidiary of Univision Communications Inc. and will continue to be based in Dallas. No changes are expected in Hispanic Broadcasting's management or operations. Tichenor will serve as President and Chief Executive Officer of the new Univision radio group. In addition, Tichenor and a designee of Hispanic Broadcasting will join Univision's Board of Directors, increasing it to 10 members. After the merger, Univision's Board will include the strength of Perenchio, Tichenor, Venevision (a member of the Cisneros Group of companies) and Grupo Televisa S.A.

Perenchio continued: "Mac and his family have created the leading Spanish-language radio franchise with great value and potential, and I look forward to working with him and his team as they join the Univision family. Their expertise in the $18 billion radio industry will be invaluable as we look to strengthen and consolidate our market leadership to create a media group with an unequalled position in the U.S. Hispanic community."

The acquisition, which has been approved by the Boards of both companies, is expected to close by year-end, subject to approval by the shareholders of both companies as well as regulatory approvals and customary closing conditions. Hispanic Broadcasting's two largest shareholders, the Tichenor family and Clear Channel Communications Inc., have agreed to vote in favor of the transaction, as has Mr. Perenchio, Univision's controlling shareholder.

                                    (more)

UBS Warburg served as financial advisor to Univision Communications, Credit Suisse First Boston served as financial advisor to Hispanic Broadcasting Corporation.

CONFERENCE CALL/WEBCAST
Univision and Hispanic Broadcasting management will host a conference call and webcast to discuss the transaction on WEDNESDAY, JUNE 12, AT 8:30 A.M. EDT/5:30 A.M. PDT. The conference call can be accessed by dialing 888-298-3419 (within the U.S.) and 952-556-2868 (outside the U.S.). A playback of the call will be available from 10:00 a.m. EDT on June 12 until 5:00 p.m. EDT on June 19. The playback can be accessed by dialing 888-211-2648 (within the U.S.) or 703-925-2474 (outside the U.S.) and by entering reservation number: 1951875. The conference call will also be available online www.vcall.com.

ABOUT HISPANIC BROADCASTING CORPORATION
Hispanic Broadcasting Corporation, the largest Spanish-language radio broadcaster in the United States, currently owns and operates 55 radio stations in thirteen of the top fifteen Hispanic markets and reaches 60% of all U.S. Hispanic homes. The Company also owns and operates a network of Hispanic community-focused bilingual web sites found at www.netmio.com.

ABOUT UNIVISION COMMUNICATIONS INC.
Univision Communications Inc. (NYSE: UVN) is the premier Spanish-language media company in the United States. Its operations include: Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic households; TeleFutura Network, the new 24-hour general-interest Spanish-language broadcast television network reaching 72% of U.S. Hispanic Households; Univision Television Group, which owns and operates 22 television stations; TeleFutura Television Group which owns and operates 28 television stations; Galavision, the country's leading Spanish-language cable network; Univision Music Group, which includes the Univision Music label, Fonovisa Records label and a 50% interest in Mexican based Disa Records label as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Internet company in the U.S. Hispanic market reaching 80% of the nation's Spanish-speaking online audience at www.univision.com. Univision Communications is headquartered in Los Angeles, with network operations in Miami and television stations and sales offices in major cities throughout the United States.

                                    # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

FORWARD-LOOKING STATEMENTS
THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS ABOUT FUTURE FINANCIAL AND OPERATING RESULTS AND UNIVISION COMMUNICATIONS' ANTICIPATED ACQUISITION OF HISPANIC BROADCASTING CORPORATION. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS AND ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE PERTINENT RISK FACTORS FOR EACH COMPANY CAN BE FOUND IN ITS FORM 10-K ON FILE WITH THE SEC.

CONTACTS:     FOR UNIVISION                FOR HISPANIC BROADCASTING
Investors:    Andrew W. Hobson             Jeff Hinson
              310-556-7690                 214-525-7711

Media:        Stephanie Pillersdorf
              Citigate Sard Verbinnen
              212-687-8080

[Univision Logo]                        [Hispanic Broadcasting Corporation Logo]

            RANK OF MERGED COMPANY'S TELEVISION AND RADIO STATIONS


---------------------------------------------------------------------------
HISPANIC      MARKET            TELEVISION       RADIO     SPANISH-LANGUAGE
  DMA                            STATIONS      STATIONS         RANK
---------------------------------------------------------------------------
   1         Los Angeles            2          4FM/1AM     #1 TV, #1 Radio
---------------------------------------------------------------------------
   2          New York              3          1FM/1AM     #1 TV, #2 Radio
---------------------------------------------------------------------------
   3     Miami-Ft. Lauderdale       2          2FM/2AM     #1 TV, #1 Radio
---------------------------------------------------------------------------
   4          Chicago               2          1FM/2AM     #1 TV, #2 Radio
---------------------------------------------------------------------------
   5          Houston               2          6FM/2AM     #1 TV, #1 Radio
---------------------------------------------------------------------------
   6       San Francisco            2            3FM       #1 TV, #2 Radio
---------------------------------------------------------------------------
   7      Dallas-Ft. Worth          2          5FM/2AM     #1 TV, #1 Radio
---------------------------------------------------------------------------
   8        San Antonio             2          4FM/2AM     #1 TV, #1 Radio
---------------------------------------------------------------------------
   9     McAllen-Brownsville       --          2FM/1AM         #2 Radio
---------------------------------------------------------------------------
   10          Phoenix              2            5FM       #1 TV, #2 Radio
---------------------------------------------------------------------------
   11         San Diego            --            2FM           #1 Radio
---------------------------------------------------------------------------
   12         El Paso              --          1FM/2AM         #1 Radio
---------------------------------------------------------------------------
   13          Denver              --            ---              --
---------------------------------------------------------------------------
   14      Fresno-Visalia           2            1FM             #1 TV
---------------------------------------------------------------------------
   15        Sacramento             2             -              #1 TV
---------------------------------------------------------------------------




     Set forth below is the text of correspondence distributed to HBC employees on June 12, 2002.

                   [Hispanic Broadcasting Corporation Logo]

June 12, 2002

Dear Colleagues:

I am excited to inform you that today we are announcing that Hispanic Broadcasting will merge with Univision Communications. The combination brings together the two leading Spanish-language media companies to create the premier broadcasting, marketing and entertainment company serving the nation's fastest-growing population. A copy of today's press release is attached.

This strategic transaction will create a company whose combined assets include the #1 Spanish-language radio broadcaster, the #1 Spanish-language television network, #1 Spanish-language cable network, #1 Spanish-language television station group, #1 Spanish-language Online portal and #1 Latin record label in the U.S. In addition, our Netmio.com network of leading local Hispanic portals will complement Univision.com, providing the nation's 35 million Hispanics with national as well as local online communities.

As the unquestioned leader in our industry, we will be uniquely positioned to better serve our listeners and communities as well as provide national and local advertisers unprecedented opportunities to efficiently sell their products and services to Hispanics through multiple media platforms.

I will continue to lead the company, serving as President and Chief Executive Officer of the new Univision radio group and reporting to Univision's Chairman, President and Chief Executive Officer, Jerry Perenchio. The Univision radio group will remain based in Dallas and we expect no changes in management or operations. I will also join the Univision Board of Directors.

Both HBC and Univision believe that our people are our most important assets, and we are dedicated to providing you with opportunities for success. As Hispanic Broadcasting enters this next phase of the company's development, you will have the opportunity to use your talent and expertise to help create one of the world's preeminent multi-media groups, with an unparalleled position in the U.S. Hispanic community.

I'm sure that many of you will have questions regarding this transaction, so within the next few days I will join executives from Univision in hosting an employee conference call to review the situation with you. Details on how to join the call will be made available later this morning.

Sincerely,

/s/ McHenry Tichenor, Jr.

McHenry Tichenor, Jr.
Chairman, President and Chief Executive Officer
Hispanic Broadcasting Corporation

     HBC, Univision and Univision Acquisition Corporation have entered into an agreement and plan of reorganization dated June 11, 2002 (the "Merger Agreement"). The Merger Agreement is filed as Exhibit 2.1 to Univision's Current Report on Form 8-K dated June 12, 2002 and incorporated herein by reference.

     The foregoing materials contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 particularly those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions.
For those statements, HBC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relating to expectations about future results or events are based upon information available to HBC as of today's date, and the company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of Univision or the combined company and actual results may vary materially from the results and expectations discussed. For instance, while HBC and Univision have entered into a definitive agreement, there is no assurance that the parties will complete the transaction. In the event the companies do not receive necessary government or stockholder approvals or fail to satisfy conditions to closing, the transaction will terminate. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of HBC into Univision's business, and each company's ability to compete in the highly competitive television and radio industry. The revenues and earnings of HBC and the combined company and their ability to achieve their planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain. These factors include: (1) materially adverse changes in economic conditions generally in the markets served by Univision, HBC and the combined company; (2) increased competition from other participants in the television and radio industry; (3) the timing and level of capital expenditures; (4) the successful integration of the companies including the challenges inherent in diverting HBC's management attention and resources from other strategic matters and from operational matters for an extended period of time; (5) the successful rationalization of existing operations; and (6) other risks identified from time to time in HBC's and Univision's SEC reports and public announcements.

     THE PROPOSED TRANSACTION WILL BE SUBMITTED TO HBC'S AND UNIVISION'S STOCKHOLDERS FOR THEIR CONSIDERATION, AND UNIVISION WILL FILE WITH THE SEC A REGISTRATION STATEMENT CONTAINING THE JOINT PROXY STATEMENT-PROSPECTUS TO BE USED BY HBC AND UNIVISION TO SOLICIT THEIR RESPECTIVE STOCKHOLDERS' APPROVAL OF THE PROPOSED TRANSACTION, AS WELL AS OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION. STOCKHOLDERS OF UNIVISION AND HBC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the joint proxy statement-prospectus included in the registration statement, as well as other filings containing information about HBC and Univision, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Hispanic Broadcasting Corporation, 3102 Oak Lawn Avenue, Suite 215, Dallas, Texas, 75219 Telephone
(214) 525-7700.

     HBC AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF HBC IN CONNECTION WITH THE MERGER. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THOSE PARTICIPANTS MAY BE OBTAINED BY READING HBC'S DEFINITIVE PROXY STATEMENT DATED APRIL 29, 2002 IN CONNECTION WITH ITS ANNUAL MEETING OF STOCKHOLDERS HELD ON JUNE 4, 2002 AND BY READING THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE.